November 14, 2011

American Beacon Funds
4151 Amon Carter Boulevard, MD 2450
Fort Worth, TX 76155

Ladies and Gentlemen:

We have acted as counsel to American Beacon Funds, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of the Trust’s Registration Statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the shares of beneficial interest in the American Beacon Bridgeway Large Cap Value Fund (the “Shares”), a series of the Trust (the “Acquiring Fund”), to be issued pursuant to an Agreement and Plan of Reorganization and Termination (the “Reorganization Agreement”) to be entered into by the Trust, on behalf of the Acquiring Fund, and Bridgeway Funds, Inc., on behalf of its Bridgeway Large-Cap Value Fund series (the “Acquired Fund”).  The Reorganization Agreement will provide for the transfer of the Acquired Fund’s assets to, and the assumption of the Acquired Fund’s liabilities by, the Acquiring Fund in exchange solely for a number of Shares of the Acquiring Fund determined in the manner specified in the Reorganization Agreement, such Shares to be distributed to the Acquired Fund’s shareholders upon the subsequent liquidation and termination of the Acquired Fund.

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement.  For purposes of rendering that opinion, we have examined the Registration Statement, including the Combined Proxy Statement and Prospectus (the “Proxy Statement/Prospectus”) and form of the Reorganization Agreement filed as part thereof, the declaration of trust, as amended, and bylaws of the Trust, and the resolutions adopted by the trustees of the Trust relating to the Registration Statement and the authorization for issuance of the Shares pursuant to the Reorganization Agreement.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind.  We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

American Beacon Funds
November 14, 2011

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust and, when issued and delivered upon the terms provided in the Reorganization Agreement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid, and nonassessable.  In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the trust.

This opinion is rendered solely in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement and to the reference to this firm’s name under the heading “Legal Matters” in the Proxy Statement/Prospectus.  In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Proxy Statement/Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP